Exhibit 99.1

April 28, 2022

Twitter Announces First Quarter 2022 Results

SAN FRANCISCO, California - Twitter, Inc. (NYSE: TWTR) today announced financial results for its first quarter 2022.

First Quarter 2022 Operational and Financial Highlights

Except as otherwise stated, all financial results discussed below are presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. As supplemental information, we have provided certain non-GAAP financial measures in this press release’s supplemental tables, and such supplemental tables include a reconciliation of these non-GAAP measures to our GAAP results. The sum of individual metrics may not always equal total amounts indicated due to rounding.

•Q1 revenue totaled $1.20 billion, an increase of 16% year-over-year, or 19% on a constant currency basis, reflecting headwinds associated with the war in Ukraine. When excluding MoPub and MoPub Acquire, year-over-year growth was 22%.(1)
◦Advertising revenue totaled $1.11 billion, an increase of 23%, or 26% on a constant currency basis.
◦Subscription and other revenue totaled $94 million, a decrease of 31% year-over-year, or a decrease of 5% year-over-year when excluding MoPub from the year ago period.(1)

•Costs and expenses totaled $1.33 billion, an increase of 35% year-over-year. This resulted in an operating loss of $128 million and -11% operating margin, compared to an operating income of $52 million or 5% operating margin in the same period of the previous year.

•Stock-based compensation (SBC) expense grew 60% year-over-year to $177 million and was approximately 15% of total revenue.

•Net income was $513 million, representing a net margin of 43% and diluted EPS of $0.61.
◦Net income of $513 million includes a pre-tax gain of $970 million from the sale of MoPub for $1.05 billion and income taxes related to the gain of $331 million. This compares to net income of $68 million, a net margin of 7% and diluted EPS of $0.08 in the same period of the previous year.

•Net cash provided by operating activities in the quarter was $126 million, compared to $390 million in the same period last year. Capital expenditures totaled $161 million, compared to $179 million in the same period last year.

•Average monetizable daily active usage (mDAU)(2) was 229.0 million for Q1, up 15.9% compared to Q1 of the prior year.
◦Average US mDAU was 39.6 million for Q1, up 6.4% compared to Q1 of the prior year.
◦Average international mDAU was 189.4 million for Q1, up 18.1% compared to Q1 of the prior year.

In February 2022, we announced that our board of directors authorized a share repurchase of up to $4.0 billion of our common stock, replacing our previously authorized $2.0 billion share repurchase program from 2020. As part of the new program, we entered into a $2.0 billion accelerated share repurchase in February 2022.

Given the pending acquisition of Twitter by Elon Musk, we will not be providing any forward looking guidance, and are withdrawing all previously provided goals and outlook.

_________________________
(1) In December 2021, we completed the wind down of MoPub Acquire and on January 1, 2022, we closed the sale of MoPub to AppLovin. As a reminder, MoPub revenue was previously reported in Subscription and Other Revenue, and MoPub Acquire revenue was previously reported in Advertising Revenue.
(2) An error introduced in March of 2019 resulted in an overstatement of mDAU from Q1’19 through Q4’21. See the section in this document titled “mDAU recast” for the full description.

mDAU Recast

In March of 2019, we launched a feature that allowed people to link multiple separate accounts together in order to conveniently switch between accounts. An error was made at that time, such that actions taken via the primary account resulted in all linked accounts being counted as mDAU. This resulted in an overstatement of mDAU from Q1’19 through Q4’21. The table below provides updated values for mDAU from Q4’20 to Q4’21 alongside historical reported values for those same time periods. We are including one decimal place for both the absolute values and growth rates to give more detail around the magnitude of the changes. Note that recast data is not available prior to Q4’20 due to data retention policies, but our estimates suggest the prior period adjustments are not likely to be greater than those in Q4’20.

Recast mDAU (In millions)(3)
	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21
US	36.9	37.2	36.2	36.9	37.5
International	154.0	160.4	167.8	172.4	177.3
Global	190.9	197.6	204.0	209.3	214.7

Previously reported mDAU (In millions)(3)
	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21
US	37.2	37.6	36.5	37.2	37.8
International	155.2	161.7	169.2	173.8	178.8
Global	192.3	199.3	205.7	211.0	216.6

Difference (In millions)(3)
	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21
US	-0.3	-0.3	-0.3	-0.3	-0.3
International	-1.1	-1.3	-1.4	-1.4	-1.5
Global	-1.4	-1.6	-1.7	-1.7	-1.9

(3) The sum of individual metrics may not always equal total amounts indicated due to rounding.

For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and the reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP below.

Elon Musk Transaction

As announced on April 25, 2022, we entered into a definitive agreement to be acquired by an entity wholly owned by Elon Musk, for $54.20 per share in cash. Upon completion of the transaction, Twitter will become a privately held company. The transaction is subject to customary closing conditions and completion of regulatory review and Twitter’s stockholder approval. The transaction, which is expected to close in 2022, has been approved by the board of directors of Twitter.

First Quarter 2022 Webcast and Conference Call Details

In light of the proposed transaction with Mr. Musk, as is customary during the pendency of an acquisition, Twitter will not be hosting a conference call, issuing a shareholder letter, or providing financial guidance in conjunction with its first quarter 2022 earnings release. For further detail and discussion of our financial performance please refer to our upcoming quarterly report on Form 10-Q for the quarter ended March 31, 2022.

About Twitter, Inc. (NYSE: TWTR)
Twitter is what’s happening and what people are talking about right now. To learn more, visit about.twitter.com and follow @Twitter. Let’s talk.

A Note About Metrics

Twitter defines monetizable daily active usage or users (mDAU) as people, organizations, or other accounts who logged in or were otherwise authenticated and accessed Twitter on any given day through twitter.com, Twitter applications that are able to show ads, or paid Twitter products, including subscriptions. Average mDAU for a period represents the number of mDAU on each day of such period divided by the number of days for such period. Changes in mDAU are a measure of changes in the size of our daily logged in or otherwise authenticated active total accounts. To calculate the year-over-year change in mDAU, we subtract the average mDAU for the three months ended in the previous year from the average mDAU for the same three months ended in the current year and divide the result by the average mDAU for the three months ended in the previous year. Additionally, our calculation of mDAU is not based on any standardized industry methodology and is not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, our measures of mDAU growth and engagement may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology.

The numbers of mDAU presented in our earnings materials are based on internal company data. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and engagement across our large number of total accounts around the world. Furthermore, our metrics may be impacted by our information quality efforts, which are our overall efforts to reduce malicious activity on the service, inclusive of spam, malicious automation, and fake accounts. For example, there are a number of false or spam accounts in existence on our platform. We have performed an internal review of a sample of accounts and estimate that the average of false or spam accounts during the first quarter of 2022 represented fewer than 5% of our mDAU during the quarter. The false or spam accounts for a period represents the average of false or spam accounts in the samples during each monthly analysis period during the quarter. In making this determination, we applied significant judgment, so our estimation of false or spam accounts may not accurately represent the actual number of such accounts, and the actual number of false or spam accounts could be higher than we have estimated. We are continually seeking to improve our ability to estimate the total number of spam accounts and eliminate them from the calculation of our mDAU, and have made improvements in our spam detection capabilities that have resulted in the suspension of a large number of spam, malicious automation, and fake accounts. We intend to continue to make such improvements. After we determine an account is spam, malicious automation, or fake, we stop counting it in our mDAU, or other related metrics. We also treat multiple accounts held by a single person or organization as multiple mDAU because we permit people and organizations to have more than one account. Additionally, some accounts used by organizations are used by many people within the organization. As such, the calculations of our mDAU may not accurately reflect the actual number of people or organizations using our platform.

In addition, geographic location data collected for purposes of reporting the geographic location of our mDAU is based on the IP address or phone number associated with the account when an account is initially registered on Twitter. The IP address or phone number may not always accurately reflect a person’s actual location at the time they engaged with our platform. For example, someone accessing Twitter from the location of the proxy server that the person connects to rather than from the person’s actual location.

We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.

Non-GAAP Financial Measures

To supplement Twitter's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including revenues excluding foreign exchange effect, which we refer to as on a constant currency basis, non-GAAP income before income taxes, non-GAAP provision for (benefit from) income taxes, non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA, non-GAAP costs and expenses, and adjusted free cash flow, as well as other measures such as measures excluding MoPub Acquire (formerly known as CrossInstall), which we wound down in December 2021, and MoPub, which we sold to AppLovin on January 1, 2022.

In order to present revenues on a constant currency basis for the fiscal quarter ended March 31, 2022, Twitter translated the applicable measure using the prior year's monthly exchange rates for its settlement currencies other than the US dollar. Twitter defines non-GAAP income before income taxes as income (loss) before income taxes adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, impairment (gain) on investments in privately held companies, restructuring charges, and one-time non-recurring gain, if any; Twitter defines non-GAAP provision for (benefit from) income taxes as the current and deferred income tax expense commensurate with the non-GAAP measure of profitability using the estimated annual effective tax rate, which is dependent on the jurisdictional mix of earnings; and Twitter defines non-GAAP net income (loss) as net income (loss) adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, impairment (gain) on investments in privately held companies, restructuring charges, and one-time non-recurring gain, if any, and adjustment to income tax expense based on the non-GAAP measure of profitability using the estimated annual effective tax rate, which is dependent on the jurisdictional mix of earnings. Non-GAAP diluted net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP diluted share count. Non-GAAP diluted share count is GAAP basic share count plus potential common stock instruments such as stock options, RSUs, shares to be purchased under employee stock purchase plan, unvested restricted stock, the conversion feature of convertible senior notes, and warrants. Twitter defines adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expense, net, provision for (benefit from) income taxes, restructuring charges, and one-time non-recurring gain, if any. Twitter defines non-GAAP costs and expenses as total costs and expenses adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash expense related to acquisitions, restructuring charges, and one-time non-recurring gain, if any. Adjusted free cash flow is GAAP net cash provided by operating activities less capital expenditures (i.e., purchases of property and equipment including equipment purchases that were financed through finance leases, less proceeds received from the disposition of property and equipment).

Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter's operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter's core business operating results over multiple periods with other companies in its industry.

Twitter believes that revenues on a constant currency basis, non-GAAP income before income taxes, non-GAAP provision for (benefit from) income taxes, non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA, and non-GAAP costs and expenses provide useful information about its operating results, enhance the overall understanding of Twitter's past performance and future prospects, and allow for greater transparency with respect to key metrics used by Twitter's management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance.

Twitter believes that revenues on a constant currency basis is a useful metric that facilitates comparison to its historical performance. Twitter believes that non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA, and non-GAAP costs and expenses help identify underlying trends in its business that could otherwise be masked by expenses and one-time gains or charges, or the effects of the income tax benefits related to the establishment of deferred tax assets and the tax provisions from the establishment of a valuation allowance against deferred tax assets described above, which are non-operating benefits and expenses.

In addition, Twitter believes that adjusted free cash flow provides useful information to management and investors about the amount of cash from operations and that it is typically a more conservative measure of cash flows. However, adjusted free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of its ability to fund its cash needs.

We have included measures excluding MoPub and MoPub Acquire because we believe these measures are useful in understanding the ongoing results of our operations.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Twitter's expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the Transaction, including the expected timing of the closing of the Transaction; and expectations for Twitter following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Twitter’s assumptions prove incorrect, Twitter’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Twitter’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Twitter’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Twitter files with the SEC, including Twitter’s Annual Report on Form 10-K filed with the SEC on February 16, 2022, which may be obtained on the investor relations section of Twitter’s website (https://investor.twitterinc.com). All forward-looking statements in this communication are based on information available to Twitter as of the date of this communication, and Twitter does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Additional Information and Where to Find It

Twitter, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending Transaction. Twitter plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Twitter’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 12, 2022. To the extent that holdings of Twitter’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Twitter will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TWITTER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Twitter’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Transaction will also be available, free of charge, at Twitter’s investor relations website (https://investor.twitterinc.com) or by writing to Twitter, Inc., Attention: Investor Relations, 1355 Market Street, Suite 900, San Francisco, California 94103.

Contacts

Investors:
ir@twitter.com

Press:
press@twitter.com

TWITTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$2,283,308	$2,186,549
Short-term investments	3,978,645	4,207,133
Accounts receivable, net	948,142	1,217,404
Prepaid expenses and other current assets	265,973	266,484
Assets held for sale	—	40,800
Total current assets	7,476,068	7,918,370
Property and equipment, net	2,150,581	2,082,160
Operating lease right-of-use assets	1,272,435	1,195,124
Intangible assets, net	59,725	69,324
Goodwill	1,298,462	1,301,520
Deferred tax assets, net	941,883	1,148,573
Other assets	351,803	344,445
Total assets	$13,550,957	$14,059,516
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$189,524	$203,171
Accrued and other current liabilities	738,778	918,350
Operating lease liabilities, short-term	208,405	222,346
Total current liabilities	1,136,707	1,343,867
Convertible notes, long-term	3,561,067	3,559,023
Senior notes, long-term	1,683,114	693,996
Operating lease liabilities, long-term	1,173,879	1,071,209
Deferred and other long-term tax liabilities, net	41,227	40,691
Other long-term liabilities	50,047	43,531
Total liabilities	7,646,041	6,752,317
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	6,677,294	8,432,112
Treasury stock	—	(5,295)
Accumulated other comprehensive loss	(155,522)	(117,320)
Accumulated deficit	(616,860)	(1,002,302)
Total stockholders’ equity	5,904,916	7,307,199
Total liabilities and stockholders’ equity	$13,550,957	$14,059,516

TWITTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$1,200,984	$1,036,018
Costs and expenses
Cost of revenue	507,450	381,008
Research and development	371,695	250,709
Sales and marketing	299,809	234,592
General and administrative	149,863	117,527
Total costs and expenses	1,328,817	983,836
Income (loss) from operations	(127,833)	52,182
Interest expense	(15,444)	(13,185)
Interest income	7,962	11,001
Other income (expense), net	(6,506)	6
Gain on sale of asset group	970,474	—
Income before income taxes	828,653	50,004
Provision (benefit) for income taxes	315,367	(18,001)
Net income	$513,286	$68,005
Net income per share:
Basic	$0.66	$0.09
Diluted	$0.61	$0.08
Numerator used to compute net income per share:
Basic	$513,286	$68,005
Diluted	$515,313	$68,005
Weighted-average shares used to compute net income per share:
Basic	778,937	795,633
Diluted	838,590	872,187

TWITTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$513,286	$68,005
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	160,283	131,052
Stock-based compensation expense	177,263	110,873
Bad debt expense	(709)	(1,405)
Deferred income taxes	190,707	(23,873)
Gain on sale of asset group	(970,474)	—
Other adjustments	5,992	4,739
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Accounts receivable	190,737	189,297
Prepaid expenses and other assets	(48,836)	(80,989)
Operating lease right-of-use assets	66,054	49,246
Accounts payable	(35,610)	(24,808)
Accrued and other liabilities	(67,953)	6,382
Operating lease liabilities	(54,649)	(38,335)
Net cash provided by operating activities	126,091	390,184
Cash flows from investing activities
Purchases of property and equipment	(163,174)	(181,181)
Proceeds from sales of property and equipment	2,482	1,835
Purchases of marketable securities	(1,100,837)	(1,370,830)
Proceeds from maturities of marketable securities	697,351	1,221,461
Proceeds from sales of marketable securities	590,593	1,067,603
Purchases of investments in privately-held companies	(5,014)	(30,867)
Proceeds from sale of asset group	1,050,000	—
Investments in Finance Justice Fund	(6,500)	(10,200)
Business combinations, net of cash acquired	—	(8,378)
Other investing activities	—	(9,085)
Net cash provided by investing activities	1,064,901	680,358
Cash flows from financing activities
Proceeds from issuance of convertible notes	—	1,437,500
Proceeds from issuance of senior notes	1,000,000	—
Purchases of convertible note hedges	—	(213,469)
Proceeds from issuance of warrants concurrent with note hedges	—	161,144
Debt issuance costs	(11,270)	(16,769)
Repurchases of common stock	(2,077,759)	(161,552)
Taxes paid related to net share settlement of equity awards	(4,190)	(10,569)
Payments of finance lease obligations	—	(565)
Proceeds from exercise of stock options	66	1,958
Net cash provided by (used in) financing activities	(1,093,153)	1,197,678
Net increase in cash, cash equivalents and restricted cash	97,839	2,268,220
Foreign exchange effect on cash, cash equivalents and restricted cash	(814)	(8,018)
Cash, cash equivalents and restricted cash at beginning of period	2,210,685	2,011,276
Cash, cash equivalents and restricted cash at end of period	$2,307,710	$4,271,478
Supplemental disclosures of non-cash investing and financing activities
Changes in accrued property and equipment purchases	$36,166	$57,030
Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flows
Cash and cash equivalents	$2,283,308	$4,248,702
Restricted cash included in prepaid expenses and other current assets	8,139	3,516
Restricted cash included in other assets	16,263	19,260
Total cash, cash equivalents and restricted cash	$2,307,710	$4,271,478

TWITTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Non-GAAP net income:
Net income (1)	$513,286	$68,005
Exclude: Provision (benefit) for income taxes	315,367	(18,001)
Income before income taxes	828,653	50,004
Exclude:
Stock-based compensation expense	177,263	110,873
Amortization of acquired intangible assets	9,586	8,107
Non-GAAP income before income taxes	1,015,502	168,984
Non-GAAP provision for income taxes	259,931	27,773
Non-GAAP net income	$755,571	$141,211
Non-GAAP diluted net income per share:
Non-GAAP net income	$755,571	$141,211
Plus: interest expense on convertible notes, net of tax	2,027	—
Numerator used to compute non-GAAP diluted net income per share	$757,598	$141,211
GAAP basic shares	778,937	795,633
Dilutive securities (2)	59,653	76,554
Non-GAAP diluted shares (3)	838,590	872,187
Non-GAAP diluted net income per share	$0.90	$0.16
Adjusted EBITDA:
Net income (1)	$513,286	$68,005
Exclude:
Stock-based compensation expense	177,263	110,873
Depreciation and amortization expense	160,283	131,052
Interest and other expense (income), net	13,988	2,178
Provision (benefit) for income taxes	315,367	(18,001)
Adjusted EBITDA	$1,180,187	$294,107
Stock-based compensation expense by function:
Cost of revenue	$12,880	$8,732
Research and development	106,604	65,156
Sales and marketing	29,164	21,171
General and administrative	28,615	15,814
Total stock-based compensation expense	$177,263	$110,873
Amortization of acquired intangible assets by function:
Cost of revenue	$6,124	$6,499
Research and development	3,462	1,508
Sales and marketing	—	100
Total amortization of acquired intangible assets	$9,586	$8,107
Non-GAAP costs and expenses:
Total costs and expenses	$1,328,817	$983,836
Exclude:
Stock-based compensation expense	(177,263)	(110,873)
Amortization of acquired intangible assets	(9,586)	(8,107)
Total non-GAAP costs and expenses	$1,141,968	$864,856
Adjusted free cash flow:
Net cash provided by operating activities (4)	$126,091	$390,184
Less: purchases of property and equipment	(163,174)	(181,181)
Plus: proceeds from sales of property and equipment	2,482	1,835
Adjusted free cash flow	$(34,601)	$210,838

TWITTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
(Continued)

	Three Months Ended
	March 31,
	2022	2021
Revenue, advertising revenue, and subscription and other revenue excluding MoPub and MoPub Acquire:
Revenue	$1,200,984	$1,036,018
Exclude: MoPub and MoPub Acquire revenue	—	(51,210)
Total revenue excluding MoPub and MoPub Acquire revenue	$1,200,984	$984,808

Advertising revenue	$1,106,578	$898,840
Exclude: MoPub Acquire revenue	—	(13,407)
Advertising revenue excluding MoPub Acquire revenue	$1,106,578	$885,433

Subscription and other revenue	$94,406	$137,178
Exclude: MoPub revenue	—	(37,803)
Subscription and other revenue excluding MoPub revenue	$94,406	$99,375

(1) In the first quarter of 2022, we recorded a $970 million pre-tax gain on the sale of our MoPub asset group and related income tax expense of $331 million.
(2) Gives effect to potential common stock instruments such as stock options, RSUs, shares to be issued under ESPP, unvested restricted stocks, the convertible notes, and warrants.
(3) GAAP diluted shares are the same as non-GAAP diluted shares for all periods presented.
(4) Net cash provided by operating activities in the three months ended March 31, 2022 reflects a $150 million payment we made to the Federal Trade Commission related to a draft complaint we received in 2020.

TWITTER, INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP CONSTANT CURRENCY REVENUE
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenue, advertising revenue, subscription and other(1) revenue, international revenue and international advertising revenue excluding foreign exchange effect:
Revenue	$1,201	$1,036
Foreign exchange effect on 2022 revenue using 2021 rates	27
Revenue excluding foreign exchange effect	$1,228
Revenue year-over-year change percent	16%
Revenue excluding foreign exchange effect year-over-year change percent	19%

Advertising revenue	$1,107	$899
Foreign exchange effect on 2022 advertising revenue using 2021 rates	27
Advertising revenue excluding foreign exchange effect	$1,134
Advertising revenue year-over-year change percent	23%
Advertising revenue excluding foreign exchange effect year-over-year change percent	26%

Subscription and other revenue	$94	$137
Foreign exchange effect on 2022 subscription and other revenue using 2021 rates	—
Subscription and other revenue excluding foreign exchange effect	$94
Subscription and other revenue year-over-year change percent	(31)%
Subscription and other revenue excluding foreign exchange effect year-over-year change percent	(31)%

International revenue	$529	$480
Foreign exchange effect on 2022 international revenue using 2021 rates	27
International revenue excluding foreign exchange effect	$556
International revenue year-over-year change percent	10%
International revenue excluding foreign exchange effect year-over-year change percent	16%

International advertising revenue	$495	$435
Foreign exchange effect on 2022 international advertising revenue using 2021 rates	27
International advertising revenue excluding foreign exchange effect	$522
International advertising revenue year-over-year change percent	14%
International advertising revenue excluding foreign exchange effect year-over-year change percent	20%

(1) To better reflect our business opportunities, including the sale of MoPub and the launch of Twitter Blue, we have updated the name of “Data Licensing and Other Revenue” to “Subscription and Other Revenue”. This revenue line includes subscription revenue from the Twitter Developer Platform, Twitter Blue, and other subscription-related offerings.